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                                                                    EXHIBIT 23.3
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                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference on Form S-8 of Ascent Pediatrics, Inc. of our report, dated February 21, 1997 with respect to the financial statements of A Product Line of Upsher-Smith Laboratories, Inc., included in the Registration Statement on Form S-1 (File No. 333-23319) as amended, and related Prospectus dated May 29, 1997.

     Our report dated February 21, 1997, contains an explanatory paragraph that states that the financial statements were prepared to present the assets related to the product line to be sold by Upsher-Smith Laboratories, Inc. and the net sales and the identified costs and expenses and that they are not intended to be a complete presentation of the product line's financial position, results of operations or cash flows.

                                                     KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
July 11, 1997